Exhibit 99.1

 Journal Register Company Exploring Sale of its Massachusetts and Rhode Island
                                   Newspapers

    YARDLEY, Pa.--(BUSINESS WIRE)--Aug. 28, 2006--Journal Register Company (NYSE: JRC) today announced that it is exploring the possible sale of its properties in its New England Cluster. The Company has engaged Dirks, Van Essen & Murray as its financial advisor.
    The properties that would be included in the sale are The Herald News and Taunton Daily Gazette in Fall River and Taunton, Massachusetts, respectively, and The Call, The Times and Kent County Daily Times in Woonsocket, Pawtucket and West Warwick, Rhode Island, respectively, and its weekly group, the Southern Rhode Island Newspaper Group in Wakefield, Rhode Island.
    Journal Register Company Chairman and CEO Robert M. Jelenic stated, "Although we are continuing to operate our business well despite an extremely challenging period in today's complex newspaper environment, we must continuously consider how to best deploy our resources. In that regard, we are evaluating a strategic divestiture of our New England Cluster and focusing our efforts on those operations, including our growing online operations, which generate a higher return on capital and produce a higher level of profitability and cash flow."
    There can be no assurance that any transaction will occur, or, if undertaken, the terms or timing of such a transaction. The properties being considered for sale generated revenues of approximately $39.9 million and produced operating cash flow of approximately $8.9 million for the twelve-months ended June 25, 2006.

    Journal Register Company is a leading U.S. newspaper publishing company. Journal Register Company owns 27 daily newspapers and 366 non-daily publications. Journal Register Company currently operates 222 individual Web sites that are affiliated with the Company's daily newspapers, non-daily publications and its recently acquired network of employment Web sites. These Web sites can be accessed at www.journalregister.com. All of the Company's operations are strategically clustered in seven geographic areas: Greater Philadelphia; Michigan; Connecticut; Greater Cleveland; New England; and the Capital-Saratoga and Mid-Hudson regions of New York. The Company owns JobsInTheUS, a network of seven premier employment Web sites in the Northeast.

    This release contains forward-looking information about Journal Register Company that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, and statements about the future performance, operations, products and services of the Company. These forward-looking statements involve a number of risks and uncertainties, which could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the success of the Company's acquisition strategy, dispositions, the ability of the Company to achieve cost reductions and integrate acquisitions, competitive pressures, general or regional economic conditions and advertising trends, the unavailability or a material increase in the price of newsprint and increases in interest rates. These and additional risk factors are outlined in the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

    CONTACT: Journal Register Company
             Julie A. Beck
             Senior Vice President and CFO
             215-504-4200